                                                                      Exhibit 10

                             SEPARATION AGREEMENT
                             --------------------


         THIS SEPARATION AGREEMENT (this "Agreement"), effective as of October 1, 1997, by and between INNOVIR LABORATORIES, INC., a Delaware corporation having offices at 510 East 73rd Street, New York, New York 10021 (the "Company"), and ALLAN R. GOLDBERG, residing at 200 East 66th Street, Apt. E1607, New York, New York 10021 ("Consultant").


                             W I T N E S S E T H:
                             - - - - - - - - - -

         WHEREAS, Consultant is presently Chief Executive Officer and Chairman of the Board of Directors of the Company pursuant to that certain Amended and Restated Employment Agreement, made as of December 1, 1996, between the Company and Consultant (the "Employment Agreement");

         WHEREAS, the Company and Consultant mutually agree that Consultant shall no longer serve as an executive officer and director of the Company, effective October 1, 1997 (the "Separation Date"); and

         WHEREAS, the Company desires to have Consultant's advice and services available to it, and Consultant is desirous of providing such advice and services to the Company;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. Effective as of the Separation Date, Consultant hereby resigns as Chief Executive Officer, Chairman of the Board and director of the Company, and the Employment Agreement is hereby terminated and shall have no further force or effect, except as otherwise provided herein. Consultant acknowledges that, except as provided herein, he is not entitled to any additional payments or compensation from the Company, whether pursuant to the Employment Agreement or otherwise.

         2. (a) The Company hereby retains Consultant for a period of one (1) year (the "Consulting Period") commencing on the Separation Date and ending September 30, 1998 (the "Termination Date") as a consultant and advisor to the Company, including its subsidiaries and other affiliates, in areas relating to the Company's scientific research and development efforts and any other matters as may from time to time be requested by the Chief Executive Officer, President or the Board of Directors of the Company. The Consulting Period may be extended on mutually acceptable terms and conditions. The Company acknowledges that, subject to the other provisions of this Agreement, Consultant may accept full-time employment or perform certain services, including consulting and advisory services, for other persons or entities during the Consulting Period.

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

         (b) In addition, Consultant hereby covenants that Consultant shall:

              (i) cooperate fully with the Company to transition its business and operations under the management of the new Chief Executive Officer;

              (ii) cooperate fully with the Company in the event of any litigation against the Company, its parent, subsidiaries or other affiliates, and/or any of their officers, directors, stockholders, employees, agents or other representatives;

              (iii) in the sole discretion of, and to the extent required by, the Company, serve on the Science Advisory Board of the Company;

              (iv) refrain from making, or causing to be made, directly or indirectly, any negative or disparaging statements, whether orally or in writing, concerning the Company, its parent, subsidiaries or other affiliates, and/or any of their officers, directors, stockholders, employees, agents or other representatives;

              (v) refrain from disparaging or tortiously interfering in any way with the present or future business activities or operations of the Company, its parent, subsidiaries or other affiliates;

              (vi) comply in all respects with the provisions of Sections 7 (Confidential Information), 9 (Employment with Competitors), 10 (Post-
          ------------------------      ---------------------------       -----
         Employment Hiring or Solicitation of Employer Employees and
         -----------------------------------------------------------
         Representatives) and 11 (Inventions, Ideas and Patents) of the
         ---------------          -----------------------------
         Employment Agreement;

              (vii) release and forever discharge the Company, its parent, subsidiaries and other affiliates, and/or any of their officers, directors, stockholders, employees, agents or other representatives (collectively, "Releasees") of and from all actions, claims, causes of action, demands and obligations of all kinds, arising at law or in equity, whether known or unknown, which Consultant has, ever had and ever in the future may have, directly or indirectly, against Releasees, arising up to and including the Separation Date (collectively, "Claims"), including, without limitation, Claims arising under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act. Consultant hereby acknowledges that he has been provided an opportunity to consult with an attorney or other advisor of his choice regarding the terms and conditions of this Agreement and that he has been given twenty-one (21) days in which to consider this release. This release shall become effective and enforceable upon the expiration of seven (7) days following the date of Consultant's execution hereof; provided, that Consultant shall not have revoked this release prior to such date by delivering written notice of his revocation to the Company at the address set forth above. In the event of such revocation, the Agreement, including this release, shall be null and void as of the date hereof and shall have no force or effect; and

              (viii) refrain from encouraging or voluntarily participating in any legal action, charge or complaint by third parties against Releasees in any forum whatsoever. In the event any such actions, charges or complaints are asserted in the future, in addition to any other remedies available, Releasees shall be entitled to receive from Consultant the reasonable attorneys' fees incurred by Releasees in defending such action, charge or complaint.

         3. (a) In consideration of the services to be rendered, and the covenants to be performed, by Consultant hereunder, the Company agrees to pay to Consultant the sum of $16,667.00 per month during the Consulting Period, payable in accordance with normal Company practice.

         (b) (i)   In connection with the execution and delivery of this
Agreement, the Company and Consultant shall amend Consultant's Regular Option (as defined in the Employment Agreement), pursuant to which amendment Consultant shall be entitled to purchase an aggregate of 200,000 shares of the Company's common stock, $.013 par value per share, at an exercise price of $1.30 per share ("Common Stock"), pursuant to the Company's 1993 Stock Option Plan, as amended from time to time (the "1993 Plan"). The Regular Option as so amended shall hereinafter be referred to as the "Amended Option" and shall be in the form of Exhibit A attached hereto.
---------

             (ii) The Amended Option shall vest as follows: with respect to 166,667 shares of Common Stock, the Amended Option shall be immediately exercisable as of the Separation Date; and with respect to the remaining 33,333 shares of Common Stock, the Amended Option shall vest on October 1, 1998; provided, however, that in the event Consultant breaches any of his obligations hereunder prior to October 1, 1998, to the extent not yet vested, the Amended Option shall immediately terminate, without further action by the Company, as of the time of such breach. With respect to all other provisions of the Amended Option, including the term of the Amended Option, the Amended Option shall be identical to the Regular Option.

             (iii) Consultant acknowledges that any and all stock options to acquire capital stock of the Company held by Consultant prior to the Separation Date, including, without limitation, the Regular Option (except as and to the extent amended hereby) and the Milestone Option (as defined in the Employment Agreement), shall be terminated and surrendered to the Company as of the Separation Date.

         (c) Consultant shall be entitled to reimbursement for reasonable out-of-pocket expenses in accordance with normal Company policy as in effect from time to time. Major travel and expense expenditures shall be precleared and incurred in accordance with normal Company travel and expense policies.

         (d) The Company shall pay, and Consultant shall be entitled to receive, accrued vacation pay with respect to thirty-five (35) days of accrued vacation, in accordance with normal Company policy.

         (e) In partial consideration for the services to be provided by Consultant hereunder, the Company shall pay through the Termination Date the premiums owed in connection with the continuation of the term life insurance policy previously paid by the Company on behalf of Consultant. In addition, until August 31, 1998, the Company shall continue to provide for lease payments and related expenses for the automobile currently used by Consultant in connection with services rendered by Consultant hereunder. As of the Separation Date, Consultant shall not be entitled to any other fringe benefits provided by the Company.

         (f) The Company hereby covenants that it shall refrain from making, or causing to be made, directly or indirectly, any negative or disparaging statements, whether orally or in writing, concerning Consultant.

         4. (a) On the Separation Date, in connection with the execution of this Agreement, the Company shall purchase from Consultant, and Consultant shall sell to the Company, all the equipment listed on Exhibit A to the Employment Agreement for an aggregate consideration equal to $34,000.00. Such consideration shall be paid by the Company to Consultant on the Separation Date.

         (b) Consultant represents and warrants that, as of the Separation Date, pursuant to Section 8 (Return of Materials) of the Employment Agreement,
                       -------------------
Consultant has delivered to the Company all of the Company's materials, documents, plans, records, notes, drawings or papers and any copies thereof which constitute or embody Confidential Information (as defined in the Employment Agreement) and are in Consultant's possession or control.

         5. (a) Consultant acknowledges and agrees that in the event he breaches any of his obligations hereunder, all obligations of the Company herein shall immediately terminate without further action by the Company.

            (b) The Company acknowledges that failure of the Company to avail itself of Consultant's services hereunder shall not in any way reduce the sums payable to Consultant hereunder.

         6. (a) Consultant agrees that all data, reports, equipment and other property furnished to Consultant by the Company or produced by Consultant in connection with his consulting services hereunder shall remain the property of the Company.

            (b) Consultant agrees to disclose to the Company all Inventions (as defined below) made or conceived, first reduced to practice or learned by him as a result of the consulting services performed hereunder. Consultant agrees that all Inventions shall be the property of the Company. "Inventions" shall mean all formulas, processes, know-how, data, analyses and inventions, whether patentable or not.

         7. The Company and Consultant acknowledge and agree that Consultant is retained and engaged by the Company only for the purposes and to the extent set forth in this Agreement and that, during the Consulting Period, Consultant's relation to the Company shall be that of an independent contractor in the performance of each and every part of this Agreement.

         8. Unless otherwise agreed, this Agreement shall terminate on the Termination Date. Consultant acknowledges and agrees that subsections (ii),
(iv), (v), (vi) with respect to Section 7 of the Employment Agreement, (vii) and
(viii) of Section 2(b) hereof shall survive the expiration or termination of this Agreement. In the event of Consultant's death or permanent disability resulting in Consultant's inability to perform consulting services by reason of illness or other incapacity during the Consulting Period, the obligations of the Company set forth in Section 3 hereof shall continue.

         9. All provisions of this Agreement are separate terms and conditions, and in the event any provision shall be held illegal, invalid or unenforceable, all other provisions hereof shall remain in full force and effect as if the illegal, invalid or unenforceable provision were not a part hereof. If, moreover, anyone or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the maximum extent allowed by the applicable law as it shall then appear.

         10. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. This Agreement shall not be assignable by Consultant.

         11. This Agreement shall be construed and interpreted in all respects according to the laws of the State of New York.

         12. This Agreement embodies the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written. No amendments or modification of this Agreement shall be valid or binding unless in writing and signed by the parties hereto.

         13. This Agreement may be executed in several counterparts, all of which taken together shall constitute one and the same agreement.


                          INNOVIR LABORATORIES, INC.


Dated:  September 24, 1997          By: /s/ Francis M. O'Connell
                                        ----------------------------------------




Dated:  September 24, 1997          /s/ Allan R. Goldberg
                                    --------------------------------------------
                                        Allan R. Goldberg, Ph.D.

                                   EXHIBIT A

                                Amendment No. 1
                                      to
                          Innovir Laboratories, Inc.
                     Non-Incentive Stock Option Agreement


     This Amendment No. 1 (this "Amendment"), by and between Innovir Laboratories, Inc. (the "Company") and Allan R. Goldberg ("Consultant"), amends the Non-Incentive Stock Option Agreement, effective as of November 21, 1996 (the "Option Agreement"), issued by the Company to Consultant.

     WHEREAS, the Company and Consultant have entered into that certain Separation Agreement, effective as of October 1, 1997 (the "Separation Agreement"); and

     WHEREAS, in connection with the execution and delivery of the Separation Agreement, the Company and Consultant desire to amend certain terms of the Option Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

           1. The first sentence of the introductory paragraph of the Option Agreement is hereby deleted in its entirety and hereby amended to read as follows:

                    "We are pleased to inform you that by the determination of the Board of Directors of Innovir Laboratories, Inc. (the "Company") an option to purchase 200,000 shares of the Common Stock, par value $.013 per share, of the Company (the "Common Stock"), at the price of $1.30 per share, has, as of November 21, 1996, been granted to you."

           2. Paragraph 2 of the Option Agreement is hereby deleted in its entirety and hereby amended to read as follows:

                    "The option granted to you hereunder may be immediately exercised, in whole or in part, as to 166,667 shares of Common Stock and may be exercised on or after October 1, 1998 as to the remaining 33,333 shares of Common Stock; provided, however, that you may not sell any shares issued to you pursuant to an exercise of this option until November 21, 1997; and further provided, however, that this option may not be exercised as to less than 100 shares at any one time. In the event that you breach prior to October 1, 1998 any of the provisions of that certain Separation Agreement, effective as of October

                    1, 1997, by and between you and the Company, to the extent not yet vested, this option shall immediately terminate, without further action by the Company, as of the time of such breach. Notwithstanding anything to the contrary contained herein, this option expires at the end of ten years from the date of grant whether or not it has been duly exercised. To the extent exercisable, you may exercise this option at any time during such term of this option."

           3. Paragraphs 5, 6 and 7 of the Option Agreement are hereby deleted in their entirety.


Effective as of October 1, 1997

                                       AGREED TO ACCEPTED BY:

                                       INNOVIR LABORATORIES, INC.


                                       By:
                                           -------------------------------------
                                                Allan R. Goldberg, Ph.D.